Exhibit 99.1

FOR IMMEDIATE RELEASE
March 16, 2017

Owens & Minor Outlined its New Strategic Plan and
Reaffirmed its Financial Outlook for 2017 and 2018 at Annual Investor Meeting

Richmond, VA...BUSINESSWIRE…March 16, 2017 - At its annual investor meeting held today in New York, Owens & Minor, Inc. (NYSE-OMI) outlined its new strategic plan and reaffirmed the financial guidance it originally provided in conjunction with the release of its 2016 financial results on February 14, 2017. At that time, the company provided financial guidance for diluted earnings on an adjusted basis (Non-GAAP) for 2017 in the range of $1.75 to $1.85 per share, and for 2018 in the range of $2.05 to $2.20 per share. As the company previously noted, these guidance ranges reflect ongoing challenges within the company’s Domestic business, including ongoing margin pressures resulting from changing market dynamics.

Although the company does provide guidance for adjusted earnings per share (which is a Non-GAAP financial measure), it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for the company to forecast. Such elements include, but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance is provided.

“I’m confident that our four-part strategy will position us well for the future and will enable us to achieve sustained profitable growth,” said P. Cody Phipps, president & chief executive officer of Owens & Minor. “Our four strategies include building the most intelligent route to market, expanding along the continuum of care, becoming the preferred outsourcer for leading manufacturers, and leveraging our data, analytics, and services. Our teams are focused, and actions are underway to realize the full potential of our strategy.”

A webcast of the investor meeting, featuring members of the Owens & Minor management team, and the related presentation are available at www.owens-minor.com under the Investor Relations events section. A discussion of the financial guidance is included in the management presentation.

Safe Harbor Statement
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, including financial guidance for 2017 and 2018. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to our annual report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission ("SEC") and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause our actual results to differ materially from our current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, we can give no assurances that any forward-looking statements will, in fact, transpire and, therefore, caution investors not to place undue reliance on them. We specifically disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Owens & Minor uses its Web site, www.owens-minor.com, as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under the Investor Relations section.

About Owens & Minor
Owens & Minor, Inc. (NYSE: OMI) is a global healthcare services company dedicated to Connecting the World of Medical Products to the Point of CareSM by providing vital supply chain services to healthcare providers and manufacturers of healthcare products. Owens & Minor provides logistics services across the spectrum of medical products from disposable medical supplies to devices and implants. With logistics platforms strategically located in the United States and Europe, Owens & Minor serves markets where three quarters of global healthcare spending occurs. Owens & Minor’s customers span the healthcare market from independent hospitals to large integrated healthcare networks, as well as group purchasing organizations, healthcare products manufacturers, and the federal government. A FORTUNE 500 company, Owens & Minor is headquartered in Richmond, Virginia, and has annualized revenues exceeding $9 billion. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter, and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

CONTACTS:
Truitt Allcott, Director, Investor & Media Relations, 804-723-7555, truitt.allcott@owens-minor.com
Chuck Graves, Director, Finance & Investor Relations, 804-723-7556, chuck.graves@owens-minor.com

SOURCE: Owens & Minor